Exhibit 99.1
Caterpillar Inc.
3Q 2025 Earnings Release

FOR IMMEDIATE RELEASE

Caterpillar Reports Third-Quarter 2025 Results

	Third Quarter
($ in billions except profit per share)	2025	2024
Sales and Revenues	$17.6	$16.1
Profit Per Share	$4.88	$5.06
Adjusted Profit Per Share	$4.95	$5.17

Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 12 and 13.

●	Third-quarter 2025 sales and revenues increased 10% to $17.6 billion
●	Third-quarter 2025 profit per share of $4.88; adjusted profit per share of $4.95
●	Deployed $1.1 billion of cash for dividends and share repurchases in the third quarter

IRVING, Texas, Oct. 29, 2025 – Caterpillar Inc. (NYSE: CAT) announced third-quarter 2025 results.
“Solid performance from our team generated strong results this quarter, driven by resilient demand and focused execution across our three primary segments,” said Caterpillar CEO Joe Creed. “Our team’s continued discipline in a dynamic environment, coupled with a growing backlog, positions us for sustained momentum and long-term profitable growth.”
Sales and revenues for the third quarter of 2025 were $17.6 billion, a 10% increase compared with $16.1 billion in the third quarter of 2024. The increase was primarily due to higher sales volume. Higher sales volume was mainly driven by higher sales of equipment to end users.
Operating profit margin was 17.3% for the third quarter of 2025, compared with 19.5% for the third quarter of 2024. Adjusted operating profit margin was 17.5% for the third quarter of 2025, compared with 20.0% for the third quarter of 2024. Third-quarter 2025 profit per share was $4.88, compared with third-quarter 2024 profit per share of $5.06. Adjusted profit per share in the third quarter of 2025 was $4.95, compared with third-quarter 2024 adjusted profit per share of $5.17. Third-quarter 2025 profit per share of $4.88 reflected an increase in the estimated global annual effective tax rate to 24.0%, and a net discrete tax charge in the quarter. For the third quarter of 2025 and 2024, adjusted operating profit margin and adjusted profit per share excluded restructuring costs.
For the third quarter of 2025, enterprise operating cash flow was $3.7 billion, and the company ended the third quarter with $7.5 billion of enterprise cash. In the quarter, the company deployed $0.7 billion of cash for dividends and $0.4 billion of cash for repurchases of Caterpillar common stock.
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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the third quarter of 2024 (at left) and the third quarter of 2025 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees.
Total sales and revenues for the third quarter of 2025 were $17.638 billion, an increase of $1.532 billion, or 10%, compared with $16.106 billion in the third quarter of 2024. The increase was primarily due to higher sales volume of $1.554 billion. The increase in sales volume was mainly driven by higher sales of equipment to end users.
Sales were higher across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	Third Quarter 2024	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Third Quarter 2025	$ Change	% Change

Construction Industries	$6,345	$568	$(262)	$69	$40	$6,760	$415	7%
Resource Industries	3,048	138	(61)	4	(19)	3,110	62	2%
Energy & Transportation	7,187	870	132	52	156	8,397	1,210	17%
All Other Segment	72	2	—	—	(1)	73	1	1%
Corporate Items and Eliminations	(1,421)	(24)	—	7	(176)	(1,614)	(193)
Machinery, Energy & Transportation	15,231	1,554	(191)	132	—	16,726	1,495	10%

Financial Products Segment	1,034	—	—	—	42	1,076	42	4%
Corporate Items and Eliminations	(159)	—	—	—	(5)	(164)	(5)
Financial Products Revenues	875	—	—	—	37	912	37	4%

Consolidated Sales and Revenues	$16,106	$1,554	$(191)	$132	$37	$17,638	$1,532	10%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Third Quarter 2025
Construction Industries	$3,912	8%	$654	(1%)	$1,217	6%	$904	3%	$6,687	6%	$73	121%	$6,760	7%
Resource Industries	1,152	1%	543	9%	541	22%	799	(8%)	3,035	3%	75	(20%)	3,110	2%
Energy & Transportation	4,045	26%	559	24%	1,367	(8%)	1,088	27%	7,059	18%	1,338	13%	8,397	17%
All Other Segment	5	400%	—	100%	2	100%	3	(57%)	10	25%	63	(2%)	73	1%
Corporate Items and Eliminations	(59)		2		(3)		(5)		(65)		(1,549)		(1,614)
Machinery, Energy & Transportation	9,055	14%	1,758	10%	3,124	1%	2,789	7%	16,726	10%	—	—%	16,726	10%

Financial Products Segment	722	4%	118	22%	130	—%	106	(5%)	1,076	4%	—	—%	1,076	4%
Corporate Items and Eliminations	(96)		(26)		(23)		(19)		(164)		—		(164)
Financial Products Revenues	626	4%	92	21%	107	(2%)	87	(1%)	912	4%	—	—%	912	4%

Consolidated Sales and Revenues	$9,681	13%	$1,850	10%	$3,231	1%	$2,876	7%	$17,638	10%	$—	—%	$17,638	10%

Third Quarter 2024
Construction Industries	$3,629		$658		$1,150		$875		$6,312		$33		$6,345
Resource Industries	1,141		499		444		870		2,954		94		3,048
Energy & Transportation	3,214		449		1,486		856		6,005		1,182		7,187
All Other Segment	1		(1)		1		7		8		64		72
Corporate Items and Eliminations	(42)		(3)		9		(12)		(48)		(1,373)		(1,421)
Machinery, Energy & Transportation	7,943		1,602		3,090		2,596		15,231		—		15,231

Financial Products Segment	695		97		130		112		1,034		—		1,034
Corporate Items and Eliminations	(93)		(21)		(21)		(24)		(159)		—		(159)
Financial Products Revenues	602		76		109		88		875		—		875

Consolidated Sales and Revenues	$8,545		$1,678		$3,199		$2,684		$16,106		$—		$16,106

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the third quarter of 2024 (at left) and the third quarter of 2025 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the third quarter of 2025 was $3.052 billion, a decrease of $95 million, or 3%, compared with $3.147 billion in the third quarter of 2024. The decrease was mainly due to unfavorable manufacturing costs of $686 million, unfavorable price realization of $191 million and higher selling, general and administrative (SG&A) and research and development (R&D) expenses of $129 million. This was partially offset by the profit impact of higher sales volume of $700 million, favorable other operating income/expense of $180 million and lower restructuring costs of $33 million. Unfavorable manufacturing costs largely reflected the impact of higher tariffs. The increase in SG&A/R&D expenses was primarily driven by higher compensation expenses, including higher short-term incentive compensation expense. Favorable other operating income/expense included proceeds from an insurance claim.

Profit (Loss) by Segment
(Millions of dollars)	Third Quarter 2025	Third Quarter 2024	$ Change	% Change
Construction Industries	$1,377	$1,486	$(109)	(7%)
Resource Industries	499	619	(120)	(19%)
Energy & Transportation	1,678	1,433	245	17%
All Other Segment	(6)	(13)	7	54%
Corporate Items and Eliminations	(546)	(427)	(119)
Machinery, Energy & Transportation	3,002	3,098	(96)	(3%)

Financial Products Segment	241	246	(5)	(2%)
Corporate Items and Eliminations	(38)	(30)	(8)
Financial Products	203	216	(13)	(6%)

Consolidating Adjustments	(153)	(167)	14

Consolidated Operating Profit	$3,052	$3,147	$(95)	(3%)

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Other Profit/Loss and Tax Items
•Other income (expense) in the third quarter of 2025 was income of $208 million, compared with income of $76 million in the third quarter of 2024. The change was primarily driven by favorable foreign currency impacts.
•The effective tax rate for the third quarter of 2025 was 26.7% compared to 20.7% for the third quarter of 2024. Excluding the discrete items discussed below, the third-quarter 2025 estimated global annual effective tax rate was 24.0% compared with 22.5% for the third quarter of 2024.
The company recorded a $54 million charge in the third quarter of 2025 for an increase in the estimated global annual effective tax rate through the first six months, primarily due to a change in tax incentives driven by U.S. tax legislation enacted on July 4, 2025, which reinstated 100 percent bonus depreciation and full expensing of U.S. research and development expenditures. The company also recorded a discrete tax charge of $41 million in the third quarter of 2025, compared to discrete tax benefits of $47 million in the third quarter of 2024, to reflect changes in estimates related to prior years. In addition, a discrete tax benefit of $10 million was recorded in the third quarter of 2025, compared with a $7 million benefit in the third quarter of 2024, for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense.
Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 12 and 13.
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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2024	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2025	$ Change	% Change
Total Sales	$6,345	$568	$(262)		$69	$40	$6,760	$415	7%

Sales by Geographic Region
	Third Quarter 2025	Third Quarter 2024	$ Change		% Change
North America	$3,912	$3,629	$283		8%
Latin America	654	658	(4)		(1%)
EAME	1,217	1,150	67		6%
Asia/Pacific	904	875	29		3%
External Sales	6,687	6,312	375		6%
Inter-segment	73	33	40		121%
Total Sales	$6,760	$6,345	$415		7%

Segment Profit
	Third Quarter 2025	Third Quarter 2024	Change		% Change
Segment Profit	$1,377	$1,486	$(109)		(7%)
Segment Profit Margin	20.4%	23.4%	(3.0	pts)

Construction Industries’ total sales were $6.760 billion in the third quarter of 2025, an increase of $415 million, or 7%, compared with $6.345 billion in the third quarter of 2024. The increase in sales was mainly due to higher sales volume of $568 million and favorable currency impacts of $69 million, primarily related to the euro, partially offset by unfavorable price realization of $262 million. Higher sales volume was primarily driven by higher sales of equipment to end users.
•In North America, sales increased due to higher sales volume, partially offset by unfavorable price realization. Higher sales volume was mainly driven by higher sales of equipment to end users.
•Sales decreased in Latin America due to unfavorable price realization, partially offset by higher sales volume and favorable currency impacts primarily related to the Brazilian real. Higher sales volume was mainly driven by higher sales of equipment to end users.
•In EAME, sales increased mainly due to higher sales volume and favorable currency impacts primarily related to the euro, partially offset by unfavorable price realization. Higher sales volume was primarily driven by higher sales of equipment to end users.
•Sales increased in Asia/Pacific mainly due to higher sales volume and favorable currency impacts primarily related to the Japanese yen. Higher sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory increased during the third quarter of 2025, compared with a decrease during the third quarter of 2024.
Construction Industries’ segment profit was $1.377 billion in the third quarter of 2025, a decrease of $109 million, or 7%, compared with $1.486 billion in the third quarter of 2024. The decrease was primarily due to unfavorable price realization of $262 million and unfavorable manufacturing costs of $174 million, partially offset by the profit impact of higher sales volume of $313 million. Unfavorable manufacturing costs largely reflected the impact of higher tariffs.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2024	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2025	$ Change	% Change
Total Sales	$3,048	$138	$(61)		$4	$(19)	$3,110	$62	2%

Sales by Geographic Region
	Third Quarter 2025	Third Quarter 2024	$ Change		% Change
North America	$1,152	$1,141	$11		1%
Latin America	543	499	44		9%
EAME	541	444	97		22%
Asia/Pacific	799	870	(71)		(8%)
External Sales	3,035	2,954	81		3%
Inter-segment	75	94	(19)		(20%)
Total Sales	$3,110	$3,048	$62		2%

Segment Profit
	Third Quarter 2025	Third Quarter 2024	Change		% Change
Segment Profit	$499	$619	$(120)		(19%)
Segment Profit Margin	16.0%	20.3%	(4.3	pts)

Resource Industries’ total sales were $3.110 billion in the third quarter of 2025, an increase of $62 million, or 2%, compared with $3.048 billion in the third quarter of 2024. The increase was primarily due to higher sales volume of $138 million, partially offset by unfavorable price realization of $61 million. The increase in sales volume was mainly driven by higher sales of equipment to end users.
Resource Industries’ segment profit was $499 million in the third quarter of 2025, a decrease of $120 million, or 19%, compared with $619 million in the third quarter of 2024. The decrease was mainly due to unfavorable manufacturing costs of $92 million and unfavorable price realization of $61 million, partially offset by the profit impact of higher sales volume of $49 million. Unfavorable manufacturing costs largely reflected the impact of higher tariffs.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Third Quarter 2024	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2025	$ Change	% Change
Total Sales	$7,187	$870	$132		$52	$156	$8,397	$1,210	17%

Sales by Application
	Third Quarter 2025	Third Quarter 2024	$ Change		% Change
Oil and Gas	$1,979	$1,656	$323		20%
Power Generation	2,634	2,011	623		31%
Industrial	1,077	1,028	49		5%
Transportation	1,369	1,310	59		5%
External Sales	7,059	6,005	1,054		18%
Inter-segment	1,338	1,182	156		13%
Total Sales	$8,397	$7,187	$1,210		17%

Segment Profit
	Third Quarter 2025	Third Quarter 2024	Change		% Change
Segment Profit	$1,678	$1,433	$245		17%
Segment Profit Margin	20.0%	19.9%	0.1	pts

Energy & Transportation’s total sales were $8.397 billion in the third quarter of 2025, an increase of $1.210 billion, or 17%, compared with $7.187 billion in the third quarter of 2024. The increase was primarily due to higher sales volume of $870 million and higher inter-segment sales of $156 million.
•Oil and Gas – Sales increased for turbines and turbine-related services. Sales also increased in reciprocating engines used in gas compression applications.
•Power Generation – Sales increased in large reciprocating engines, primarily data center applications.
•Industrial – Sales increased in EAME, partially offset by decreased sales in Asia/Pacific.
•Transportation – Sales increased in rail services.
Energy & Transportation’s segment profit was $1.678 billion in the third quarter of 2025, an increase of $245 million, or 17%, compared with $1.433 billion in the third quarter of 2024. The increase was primarily due to the profit impact of higher sales volume of $357 million and favorable price realization of $132 million, partially offset by unfavorable manufacturing costs of $287 million. Unfavorable manufacturing costs primarily reflected the impact of higher tariffs.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Third Quarter 2025	Third Quarter 2024	$ Change	% Change
North America	$722	$695	$27	4%
Latin America	118	97	21	22%
EAME	130	130	—	—%
Asia/Pacific	106	112	(6)	(5%)
Total Revenues	$1,076	$1,034	$42	4%

Segment Profit
	Third Quarter 2025	Third Quarter 2024	Change	% Change
Segment Profit	$241	$246	$(5)	(2%)

Financial Products’ segment revenues were $1.076 billion in the third quarter of 2025, an increase of $42 million, or 4%, compared with $1.034 billion in the third quarter of 2024. The increase was primarily due to a favorable impact from higher average earning assets of $56 million driven by North America, partially offset by an unfavorable impact from lower average financing rates of $15 million across all regions except Latin America.
Financial Products’ segment profit was $241 million in the third quarter of 2025, a decrease of $5 million, or 2%, compared with $246 million in the third quarter of 2024. The decrease was mainly due to a higher provision for credit losses at Cat Financial of $15 million, higher SG&A expenses of $7 million and an unfavorable impact from equity securities at Insurance Services of $6 million, partially offset by a favorable impact from higher average earning assets of $23 million.
At the end of the third quarter of 2025, past dues at Cat Financial were 1.47%, compared with 1.74% at the end of the third quarter of 2024. Write-offs, net of recoveries, were $40 million for the third quarter of 2025, compared with $27 million for the third quarter of 2024. As of September 30, 2025, Cat Financial's allowance for credit losses totaled $283 million, or 0.89% of finance receivables, compared with $290 million, or 0.94% of finance receivables at June 30, 2025. The allowance for credit losses at year-end 2024 was $267 million, or 0.91% of finance receivables.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $584 million in the third quarter of 2025, an increase of $127 million from the third quarter of 2024, primarily driven by higher corporate costs, including higher short-term incentive compensation expense, and increased expenses due to timing differences, partially offset by proceeds from an insurance claim and favorable impacts of segment reporting methodology differences.
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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Wednesday, Oct. 29, 2025.
iii.Information on non-GAAP financial measures is included in the appendix on pages 12 and 13.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Wednesday, Oct. 29, 2025, to discuss its 2025 third-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2024 sales and revenues of $64.8 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Alex Kapper, +1 773-250-2227 or Kapper_Alex@cat.com

Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of one significant item in order for the company’s results to be meaningful to readers. This item consists of (i) restructuring income/costs. The company does not consider this item indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2025, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Profit	Profit per Share

Three Months Ended September 30, 2025 - U.S. GAAP	$3,052	17.3%	$3,127	$836	$2,300	$4.88
Restructuring (income) costs	37	0.2%	37	9	28	0.07
Three Months Ended September 30, 2025 - Adjusted	$3,089	17.5%	$3,164	$845	$2,328	$4.95

Three Months Ended September 30, 2024 - U.S. GAAP	$3,147	19.5%	$3,098	$642	$2,464	$5.06
Restructuring (income) costs	70	0.5%	70	16	54	0.11
Three Months Ended September 30, 2024 - Adjusted	$3,217	20.0%	$3,168	$658	$2,518	$5.17

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The company believes it is important to separately disclose the annual effective tax rate, excluding discrete items for the results to be meaningful to readers. The annual effective tax rate is discussed using non-GAAP financial measures that exclude the effects of amounts associated with discrete items recorded fully in the quarter they occur. For the three months ended September 30, 2025 and 2024, these items consist of (i) the increase in the annual effective tax rate in 2025, (ii) the impact of changes in estimates related to prior years and (iii) the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense. The company believes the non-GAAP measures will provide investors with useful perspective on underlying business results and trends and aids with assessing the company's period-over-period results.
A reconciliation of the effective tax rate to annual effective tax rate, excluding discrete items is below:

(Dollars in millions)	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate

Three Months Ended September 30, 2025 - U.S. GAAP	$3,127	836	26.7%
Increase in annual effective tax rate	—	(54)
Changes in estimates related to prior years	—	(41)
Excess stock-based compensation	—	10
Annual effective tax rate, excluding discrete items	$3,127	$751	24.0%
Increase in annual effective tax rate	—	54
Changes in estimates related to prior years	—	41
Excess stock-based compensation	—	(10)
Restructuring (income) costs	37	9

Three Months Ended September 30, 2025 - Adjusted	$3,164	$845

Three Months Ended September 30, 2024 - U.S. GAAP	$3,098	$642	20.7%
Changes in estimates related to prior years	—	47
Excess stock-based compensation	—	7
Annual effective tax rate, excluding discrete items	$3,098	$696	22.5%

Changes in estimates related to prior years	—	(47)
Excess stock-based compensation	—	(7)
Restructuring (income) costs	70	16

Three Months Ended September 30, 2024 - Adjusted	$3,168	$658

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Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 15 to 25 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Sales and revenues:
Sales of Machinery, Energy & Transportation	$16,726	$15,231	$45,778	$46,031
Revenues of Financial Products	912	875	2,678	2,563
Total sales and revenues	17,638	16,106	48,456	48,594

Operating costs:
Cost of goods sold	11,673	10,066	31,445	29,878
Selling, general and administrative expenses	1,822	1,669	5,109	4,898
Research and development expenses	555	533	1,586	1,588
Interest expense of Financial Products	346	336	1,008	948
Other operating (income) expenses	190	355	817	1,134
Total operating costs	14,586	12,959	39,965	38,446

Operating profit	3,052	3,147	8,491	10,148

Interest expense excluding Financial Products	133	125	375	405
Other income (expense)	208	76	399	387

Consolidated profit before taxes	3,127	3,098	8,515	10,130

Provision (benefit) for income taxes	836	642	2,056	2,166
Profit of consolidated companies	2,291	2,456	6,459	7,964

Equity in profit (loss) of unconsolidated affiliated companies	8	7	22	34

Profit of consolidated and affiliated companies	2,299	2,463	6,481	7,998

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	(1)	(3)

Profit [1]	$2,300	$2,464	$6,482	$8,001

Profit per common share	$4.91	$5.09	$13.76	$16.36
Profit per common share — diluted [2]	$4.88	$5.06	$13.69	$16.27

Weighted-average common shares outstanding (millions)
– Basic	468.6	484.2	471.3	489.0
– Diluted [2]	470.8	486.7	473.4	491.7

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$7,538	$6,889
Receivables – trade and other	10,146	9,282
Receivables – finance	10,315	9,565
Prepaid expenses and other current assets	2,861	3,119
Inventories	18,958	16,827
Total current assets	49,818	45,682

Property, plant and equipment – net	14,310	13,361
Long-term receivables – trade and other	1,618	1,225
Long-term receivables – finance	13,985	13,242
Noncurrent deferred and refundable income taxes	3,000	3,312
Intangible assets	281	399
Goodwill	5,329	5,241
Other assets	5,381	5,302
Total assets	$93,722	$87,764

Liabilities
Current liabilities:
Short-term borrowings:
-- Financial Products	$4,509	$4,393
Accounts payable	8,729	7,675
Accrued expenses	5,187	5,243
Accrued wages, salaries and employee benefits	2,126	2,391
Customer advances	3,391	2,322
Dividends payable	—	674
Other current liabilities	2,760	2,909
Long-term debt due within one year:
-- Machinery, Energy & Transportation	32	46
-- Financial Products	9,257	6,619
Total current liabilities	35,991	32,272

Long-term debt due after one year:
-- Machinery, Energy & Transportation	10,669	8,564
-- Financial Products	17,067	18,787
Liability for postemployment benefits	3,664	3,757
Other liabilities	5,672	4,890
Total liabilities	73,063	68,270

Shareholders’ equity
Common stock	6,223	6,941
Treasury stock	(48,302)	(44,331)
Profit employed in the business	64,460	59,352
Accumulated other comprehensive income (loss)	(1,723)	(2,471)
Noncontrolling interests	1	3
Total shareholders’ equity	20,659	19,494
Total liabilities and shareholders’ equity	$93,722	$87,764

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Nine Months Ended September 30,
	2025	2024
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$6,481	$7,998
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,664	1,598
Provision (benefit) for deferred income taxes	300	(329)
(Gain) loss on divestiture	—	164
Other	509	221
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(788)	(30)
Inventories	(2,015)	(781)
Accounts payable	1,086	(96)
Accrued expenses	51	9
Accrued wages, salaries and employee benefits	(296)	(671)
Customer advances	1,649	476
Other assets – net	(138)	120
Other liabilities – net	(355)	(37)
Net cash provided by (used for) operating activities	8,148	8,642
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,923)	(1,285)
Expenditures for equipment leased to others	(1,021)	(893)
Proceeds from disposals of leased assets and property, plant and equipment	544	541
Additions to finance receivables	(10,964)	(11,457)
Collections of finance receivables	9,890	10,234
Proceeds from sale of finance receivables	26	69
Investments and acquisitions (net of cash acquired)	(26)	(32)
Proceeds from sale of businesses and investments (net of cash sold)	12	(67)
Proceeds from maturities and sale of securities	1,945	2,841
Investments in securities	(1,291)	(892)
Other – net	(19)	137
Net cash provided by (used for) investing activities	(2,827)	(804)
Cash flow from financing activities:
Dividends paid	(2,043)	(1,966)
Common stock issued, and other stock compensation transactions, net	(39)	15
Payments to purchase common stock	(4,850)	(7,057)
Excise tax paid on purchases of common stock	(73)	—
Proceeds from debt issued (original maturities greater than three months)	8,454	7,579
Payments on debt (original maturities greater than three months)	(6,205)	(6,862)
Short-term borrowings – net (original maturities three months or less)	106	(848)
Net cash provided by (used for) financing activities	(4,650)	(9,139)
Effect of exchange rate changes on cash	(23)	(39)
Increase (decrease) in cash, cash equivalents and restricted cash	648	(1,340)
Cash, cash equivalents and restricted cash at beginning of period	6,896	6,985
Cash, cash equivalents and restricted cash at end of period	$7,544	$5,645

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$16,726	$16,726	$—	$—
Revenues of Financial Products	912	—	1,115	(203)	1
Total sales and revenues	17,638	16,726	1,115	(203)

Operating costs:
Cost of goods sold	11,673	11,675	—	(2)	2
Selling, general and administrative expenses	1,822	1,608	218	(4)	2
Research and development expenses	555	555	—	—
Interest expense of Financial Products	346	—	358	(12)	2
Other operating (income) expenses	190	(114)	336	(32)	2
Total operating costs	14,586	13,724	912	(50)

Operating profit	3,052	3,002	203	(153)

Interest expense excluding Financial Products	133	136	—	(3)	3
Other income (expense)	208	25	33	150	4

Consolidated profit before taxes	3,127	2,891	236	—

Provision (benefit) for income taxes	836	773	63	—
Profit of consolidated companies	2,291	2,118	173	—

Equity in profit (loss) of unconsolidated affiliated companies	8	8	—	—

Profit of consolidated and affiliated companies	2,299	2,126	173	—

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	—	—

Profit [5]	$2,300	$2,127	$173	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,231	$15,231	$—	$—
Revenues of Financial Products	875	—	1,078	(203)	1
Total sales and revenues	16,106	15,231	1,078	(203)

Operating costs:
Cost of goods sold	10,066	10,067	—	(1)	2
Selling, general and administrative expenses	1,669	1,484	197	(12)	2
Research and development expenses	533	533	—	—
Interest expense of Financial Products	336	—	336	—
Other operating (income) expenses	355	49	329	(23)	2
Total operating costs	12,959	12,133	862	(36)

Operating profit	3,147	3,098	216	(167)

Interest expense excluding Financial Products	125	127	—	(2)
Other income (expense)	76	(122)	33	165	3

Consolidated profit before taxes	3,098	2,849	249	—

Provision (benefit) for income taxes	642	582	60	—
Profit of consolidated companies	2,456	2,267	189	—

Equity in profit (loss) of unconsolidated affiliated companies	7	7	—	—

Profit of consolidated and affiliated companies	2,463	2,274	189	—

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	—	—

Profit [4]	$2,464	$2,275	$189	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$45,778	$45,778	$—	$—
Revenues of Financial Products	2,678	—	3,244	(566)	1
Total sales and revenues	48,456	45,778	3,244	(566)

Operating costs:
Cost of goods sold	31,445	31,451	—	(6)	2
Selling, general and administrative expenses	5,109	4,513	623	(27)	2
Research and development expenses	1,586	1,586	—	—
Interest expense of Financial Products	1,008	—	1,026	(18)	2
Other operating (income) expenses	817	(84)	979	(78)	2
Total operating costs	39,965	37,466	2,628	(129)

Operating profit	8,491	8,312	616	(437)

Interest expense excluding Financial Products	375	385	—	(10)	3
Other income (expense)	399	(121)	93	427	4

Consolidated profit before taxes	8,515	7,806	709	—

Provision (benefit) for income taxes	2,056	1,878	178	—
Profit of consolidated companies	6,459	5,928	531	—

Equity in profit (loss) of unconsolidated affiliated companies	22	22	—	—

Profit of consolidated and affiliated companies	6,481	5,950	531	—

Less: Profit (loss) attributable to noncontrolling interests	(1)	(2)	1	—

Profit [5]	$6,482	$5,952	$530	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$46,031	$46,031	$—	$—
Revenues of Financial Products	2,563	—	3,150	(587)	1
Total sales and revenues	48,594	46,031	3,150	(587)

Operating costs:
Cost of goods sold	29,878	29,883	—	(5)	2
Selling, general and administrative expenses	4,898	4,346	560	(8)	2
Research and development expenses	1,588	1,588	—	—
Interest expense of Financial Products	948	—	948	—
Other operating (income) expenses	1,134	51	1,174	(91)	2
Total operating costs	38,446	35,868	2,682	(104)

Operating profit	10,148	10,163	468	(483)

Interest expense excluding Financial Products	405	407	—	(2)
Other income (expense)	387	(163)	69	481	3

Consolidated profit before taxes	10,130	9,593	537	—

Provision (benefit) for income taxes	2,166	1,983	183	—
Profit of consolidated companies	7,964	7,610	354	—

Equity in profit (loss) of unconsolidated affiliated companies	34	34	—	—

Profit of consolidated and affiliated companies	7,998	7,644	354	—

Less: Profit (loss) attributable to noncontrolling interests	(3)	(4)	1	—

Profit [4]	$8,001	$7,648	$353	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At September 30, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$7,538	$6,633	$905	$—
Receivables – trade and other	10,146	3,531	542	6,073	1,2
Receivables – finance	10,315	—	16,665	(6,350)	2
Prepaid expenses and other current assets	2,861	2,659	440	(238)	3
Inventories	18,958	18,958	—	—
Total current assets	49,818	31,781	18,552	(515)

Property, plant and equipment – net	14,310	10,348	3,962	—
Long-term receivables – trade and other	1,618	1,712	166	(260)	1,2
Long-term receivables – finance	13,985	—	14,948	(963)	2
Noncurrent deferred and refundable income taxes	3,000	3,264	130	(394)	4
Intangible assets	281	281	—	—
Goodwill	5,329	5,329	—	—
Other assets	5,381	3,923	2,468	(1,010)	5
Total assets	$93,722	$56,638	$40,226	$(3,142)

Liabilities
Current liabilities:
Short-term borrowings	$4,509	$—	$4,509	$—
Accounts payable	8,729	8,636	391	(298)	6,7
Accrued expenses	5,187	4,558	629	—
Accrued wages, salaries and employee benefits	2,126	2,081	45	—
Customer advances	3,391	3,359	3	29	7
Dividends payable	—	—	—	—
Other current liabilities	2,760	2,209	806	(255)	4,5,8
Long-term debt due within one year	9,289	32	9,257	—
Total current liabilities	35,991	20,875	15,640	(524)

Long-term debt due after one year	27,736	10,899	18,067	(1,230)	7,9
Liability for postemployment benefits	3,664	3,663	1	—
Other liabilities	5,672	4,679	1,407	(414)	4,5
Total liabilities	73,063	40,116	35,115	(2,168)

Shareholders’ equity
Common stock	6,223	6,223	905	(905)	10
Treasury stock	(48,302)	(48,302)	—	—
Profit employed in the business	64,460	59,365	5,085	10	10
Accumulated other comprehensive income (loss)	(1,723)	(768)	(955)	—
Noncontrolling interests	1	4	76	(79)	10
Total shareholders’ equity	20,659	16,522	5,111	(974)
Total liabilities and shareholders’ equity	$93,722	$56,638	$40,226	$(3,142)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets and liabilities between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,889	$6,165	$724	$—
Receivables – trade and other	9,282	3,463	688	5,131	1,2
Receivables – finance	9,565	—	14,957	(5,392)	2
Prepaid expenses and other current assets	3,119	2,872	401	(154)	3
Inventories	16,827	16,827	—	—
Total current assets	45,682	29,327	16,770	(415)

Property, plant and equipment – net	13,361	9,531	3,830	—
Long-term receivables – trade and other	1,225	500	86	639	1,2
Long-term receivables – finance	13,242	—	14,048	(806)	2
Noncurrent deferred and refundable income taxes	3,312	3,594	118	(400)	4
Intangible assets	399	399	—	—
Goodwill	5,241	5,241	—	—
Other assets	5,302	4,050	2,277	(1,025)	5
Total assets	$87,764	$52,642	$37,129	$(2,007)

Liabilities
Current liabilities:
Short-term borrowings	$4,393	$—	$4,393	$—
Accounts payable	7,675	7,619	331	(275)	6,7
Accrued expenses	5,243	4,589	654	—
Accrued wages, salaries and employee benefits	2,391	2,335	56	—
Customer advances	2,322	2,305	3	14	7
Dividends payable	674	674	—	—
Other current liabilities	2,909	2,388	696	(175)	4,8
Long-term debt due within one year	6,665	46	6,619	—
Total current liabilities	32,272	19,956	12,752	(436)

Long-term debt due after one year	27,351	8,731	18,787	(167)	9
Liability for postemployment benefits	3,757	3,757	—	—
Other liabilities	4,890	3,977	1,344	(431)	4
Total liabilities	68,270	36,421	32,883	(1,034)

Shareholders’ equity
Common stock	6,941	6,941	905	(905)	10
Treasury stock	(44,331)	(44,331)	—	—
Profit employed in the business	59,352	54,787	4,555	10	10
Accumulated other comprehensive income (loss)	(2,471)	(1,182)	(1,289)	—
Noncontrolling interests	3	6	75	(78)	10
Total shareholders’ equity	19,494	16,221	4,246	(973)
Total liabilities and shareholders’ equity	$87,764	$52,642	$37,129	$(2,007)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets and liabilities between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$6,481	$5,950	$531	$—
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,664	1,096	568	—
Provision (benefit) for deferred income taxes	300	308	(8)	—
Other	509	431	(412)	490	1
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(788)	89	102	(979)	[1,2]
Inventories	(2,015)	(2,012)	—	(3)	1
Accounts payable	1,086	1,051	44	(9)	1
Accrued expenses	51	161	(110)	—
Accrued wages, salaries and employee benefits	(296)	(284)	(12)	—
Customer advances	1,649	1,649	—	—
Other assets – net	(138)	(219)	15	66	1
Other liabilities – net	(355)	(475)	176	(56)	1
Net cash provided by (used for) operating activities	8,148	7,745	894	(491)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,923)	(1,920)	(33)	30	1
Expenditures for equipment leased to others	(1,021)	(24)	(1,004)	7	1
Proceeds from disposals of leased assets and property, plant and equipment	544	54	524	(34)	1
Additions to finance receivables	(10,964)	—	(12,668)	1,704	2
Collections of finance receivables	9,890	—	11,347	(1,457)	2
Net intercompany purchased receivables	—	—	(241)	241	2
Proceeds from sale of finance receivables	26	—	26	—
Additions to intercompany receivables (original maturities greater than three months)	—	(1,000)	—	1,000	3
Collections of intercompany receivables (original maturities greater than three months)	—	—	56	(56)	3
Investments and acquisitions (net of cash acquired)	(26)	(26)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	12	12	—	—
Proceeds from maturities and sale of securities	1,945	1,259	686	—
Investments in securities	(1,291)	(510)	(781)	—
Other – net	(19)	43	(62)	—
Net cash provided by (used for) investing activities	(2,827)	(2,112)	(2,150)	1,435
Cash flow from financing activities:
Dividends paid	(2,043)	(2,043)	—	—
Common stock issued, and other stock compensation transactions, net	(39)	(39)	—	—
Payments to purchase common stock	(4,850)	(4,850)	—	—
Excise tax paid on purchases of common stock	(73)	(73)	—	—
Proceeds from intercompany borrowings (original maturities greater than three months)	—	—	1,000	(1,000)	3
Payments on intercompany borrowings (original maturities greater than three months)	—	(56)	—	56	3
Proceeds from debt issued (original maturities greater than three months)	8,454	1,976	6,478	—
Payments on debt (original maturities greater than three months)	(6,205)	(43)	(6,162)	—
Short-term borrowings – net (original maturities three months or less)	106	—	106	—
Net cash provided by (used for) financing activities	(4,650)	(5,128)	1,422	(944)
Effect of exchange rate changes on cash	(23)	(39)	16	—
Increase (decrease) in cash, cash equivalents and restricted cash	648	466	182	—
Cash, cash equivalents and restricted cash at beginning of period	6,896	6,170	726	—
Cash, cash equivalents and restricted cash at end of period	$7,544	$6,636	$908	$—

1	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
2	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
3	Elimination of proceeds and payments to/from ME&T and Financial Products.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$7,998	$7,644	$354	$—
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,598	1,010	588	—
Provision (benefit) for deferred income taxes	(329)	(277)	(52)	—
(Gain) loss on divestiture	164	(46)	210	—
Other	221	236	(447)	432	1
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(30)	554	(17)	(567)	[1,2]
Inventories	(781)	(770)	—	(11)	1
Accounts payable	(96)	(79)	(40)	23	1
Accrued expenses	9	—	9	—
Accrued wages, salaries and employee benefits	(671)	(660)	(11)	—
Customer advances	476	475	1	—
Other assets – net	120	(226)	191	155	1
Other liabilities – net	(37)	(135)	232	(134)	1
Net cash provided by (used for) operating activities	8,642	7,726	1,018	(102)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,285)	(1,264)	(25)	4	1
Expenditures for equipment leased to others	(893)	(20)	(889)	16	1
Proceeds from disposals of leased assets and property, plant and equipment	541	25	525	(9)	1
Additions to finance receivables	(11,457)	—	(12,271)	814	2
Collections of finance receivables	10,234	—	10,889	(655)	2
Net intercompany purchased receivables	—	—	68	(68)	2
Proceeds from sale of finance receivables	69	—	69	—
Net intercompany borrowings	—	—	15	(15)	3
Investments and acquisitions (net of cash acquired)	(32)	(32)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(67)	86	(153)	—
Proceeds from maturities and sale of securities	2,841	2,565	276	—
Investments in securities	(892)	(469)	(423)	—
Other – net	137	118	19	—
Net cash provided by (used for) investing activities	(804)	1,009	(1,900)	87
Cash flow from financing activities:
Dividends paid	(1,966)	(1,966)	—	—
Common stock issued, including treasury shares reissued	15	15	—	—
Payments to purchase common stock	(7,057)	(7,057)	—	—
Net intercompany borrowings	—	(15)	—	15	3
Proceeds from debt issued (original maturities greater than three months)	7,579	—	7,579	—
Payments on debt (original maturities greater than three months)	(6,862)	(1,021)	(5,841)	—
Short-term borrowings – net (original maturities three months or less)	(848)	—	(848)	—
Net cash provided by (used for) financing activities	(9,139)	(10,044)	890	15
Effect of exchange rate changes on cash	(39)	(37)	(2)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(1,340)	(1,346)	6	—
Cash, cash equivalents and restricted cash at beginning of period	6,985	6,111	874	—
Cash, cash equivalents and restricted cash at end of period	$5,645	$4,765	$880	$—

1	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
2	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
3	Elimination of net proceeds and payments to/from ME&T and Financial Products.
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